EXHIBIT 32

CERTIFICATION Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, W. Bruce Johnson, Interim Chief Executive Officer and President of Sears Holdings Corporation (the “Company”) and J. Miles Reidy, Executive Vice President and Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 2, 2008 (the “Report”).

Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 29, 2008

/s/ W. Bruce Johnson
W. Bruce Johnson
Interim Chief Executive Officer and President

/s/ J. Miles Reidy
J. Miles Reidy
Executive Vice President and Chief Financial Officer